EXHIBIT 10.2

                              SUBLICENSE AGREEMENT

            This Sublicense is entered into and made effective as of July 27, 2005, by and between PROUROCARE INC., a Minnesota corporation, located at One Carlson Parkway North, Suite 124, Plymouth, MN 55447 ("Licensee") and UROLOGIX, INC., a Minnesota corporation, located at 14405 - 21st Avenue North, Minneapolis, MN 55447 ("Sublicensee").

      1. Grant of Sublicense. Licensee hereby grants to Sublicensee an exclusive, worldwide, license to make, have made, use, sell, sub-license, offer to sell, and/or import LICENSED PRODUCTS under certain PATENT RIGHTS under and on all the same terms and conditions of that certain License Agreement between Licensee and Rensselaer Polytechnic Institute, a New York not-for-profit corporation ("Rensselaer") attached hereto as Exhibit A (the "Master License Agreement"), as amended by Amendment #1 to License Agreement, attached hereto as Exhibit B, both of which are incorporated herein by reference as if fully set forth at length, except as set forth below:

            a. Technology subject to Sublicense: The PATENT RIGHTS, as defined in Article 1.5 of the Master License Agreement, as amended, and Appendix I thereof.

            b. Field of Use: As to this sublicense, the Field of Use, as defined in Article 1.4 of the Master License Agreement, as amended.

            c. This Sublicense is further restricted as to field of use, exclusivity, term and the other terms and conditions of that certain Memorandum of Understanding executed by and between Licensee and Sublicensee on the date hereof ("MOU"), i.e., that the sublicense is for products and services embodying, incorporating, based upon or derived from the EIT Technology (as defined in the MOU) and/or the PATENT RIGHTS, in connection with or related to the treatment of benign prostate hyperplasia, prostatitus/prostadynia, renal tumors and/or prostate cancer using heat applied through controlled microwave radiation, but only in connection with the Rectal Sheath and Abdominal Belt manufactured or supplied by Licensee, in accordance with and subject to the terms of the MOU, or any other applicable definitive agreement subsequently executed by and between Licensee and Sublicensee.

      2. By its signature below, Sublicensee agrees to be bound by all of the terms and conditions, to the extent applicable, of the Master License Agreement, as amended by Amendment #1 to License Agreement, and as modified hereby, for the benefit of Licensee and Rensselaer.

      3. This Sublicense may be executed in any number of counterparts, each of which will be an original, and such counterparts together will constitute one and the same instrument.

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LICENSEE:                               SUBLICENSEE:

ProUroCare Inc.                         Urologix, Inc.


By: /s/ Maurice R. Taylor               By: /s/ David Montecalvo
    --------------------------              --------------------------

    --------------------------              --------------------------
Title: CEO                              Title: VP-Product Development/Operations
       -----------------------                 ---------------------------------

The above Sublicense Agreement has been approved this July 28, 2005 by

RENSSELAER POLYTECHNIC INSTITUTE


By: /s/ Ronald Kudla
    ---------------------------------------------------
    Ronald M. Kudla
    Executive Director
    Office of Intellectual Property, Technology Transfer and New Ventures